Exhibit 99

Investor Contact:	David Morimoto	Media Contact:	Ann Takiguchi Marcos
	SVP & Treasurer		VP & PR/Communications Manager
	(808) 544-0627		(808) 544-0685
	david.morimoto@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS 12% INCREASE IN NET INCOME

HONOLULU, April 25, 2006 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the first quarter of 2006 of $19.3 million, or $0.63 per diluted share, compared to $17.2 million, or $0.59 per diluted share reported in the first quarter of 2005 and $19.4 million or $0.63 per diluted share reported in the fourth quarter of 2005.  The net income for the first quarter of 2006 included an after-tax charge of $1.3 million, or $0.04 per diluted share, in retirement expenses for a former senior executive.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for the first quarter of 2006 was $19.3 million, or $0.63 per diluted share, as compared to the $18.1 million, or $0.62 per diluted share, recorded during the same period of 2005.  There were no nonrecurring merger-related expenses in either the first quarter of 2006 or the fourth quarter of 2005, compared to $1.5 million in the first quarter of 2005.

First Quarter Highlights

•                  Loans and leases increased by $384.7 million, or up 11.9% from a year ago.

•                  Nonperforming assets to total assets improved to 0.12%, compared to 0.21% at March 31, 2005, and 0.24% at December 31, 2005.

•                  Deposits increased by $296.9 million, or up 8.8% from a year ago.

“Excluding the retirement expenses, Central Pacific earned $20.6 million, or $0.67 per diluted share, in the first quarter of 2006.  This represents increases of 19.9% and 13.6%, respectively, over the same quarter last year,” commented Clint Arnoldus, President and Chief Executive Officer.  “Additionally, our August 2005 acquisition of Central Pacific HomeLoans increased our other operating income to 19% of revenues.  We believe we are well-positioned to achieve our strategic goals and to continue our strong financial performance.”

Financial Highlights

Net interest income for the first quarter of 2006 was $52.2 million, up 12.7% over the $46.3 million in the first quarter of last year and virtually unchanged from the fourth quarter of 2005.  The year-over-year growth in net interest income was attributable to a 12.5% increase in average interest earning assets and the recognition of $662,000 in interest income on the payoff of two nonaccrual loans, which contributed 6 basis points to the net interest margin.  Net interest income in the fourth quarter of 2005 included a $680,000 prepayment penalty received on a government agency mortgage-backed security that was prepaid.  Excluding the nonaccrual interest and prepayment penalty, the net interest margin was 4.54% for the first quarter of 2006, compared to 4.63% for the fourth quarter of 2005.   The decline in the net interest margin reflects a slight increase in the proportion of long-term debt relative to total interest-bearing liabilities and the shift of customer deposits from savings and money market accounts into higher-rate time deposits.

Provision for loan and lease losses in the first quarter of 2006 was $525,000, compared to $917,000 in the first quarter of 2005 and $1.0 million in the fourth quarter of 2005 due to the improvement in asset quality.

Other operating income totaled $12.2 million for the current quarter, compared to $9.3 million in the year-ago quarter and $11.5 million in the fourth quarter of 2005.  The increase from the year-ago period was primarily due to an increase in residential loan sale activity from Central Pacific HomeLoans, Inc. (“CPHL”) and an increase in service charge fee income, offset by a decrease in investment securities gains.

Other operating expense for the first quarter of 2006 was $33.8 million, compared to $30.9 million in the same quarter last year and $32.8 million in the fourth quarter of 2005.  First quarter 2006 expenses included $2.2 million in special retirement expenses, $492,000 in stock option expense, $260,000 for stock awards issued to directors in 2006 and $929,000 in interest accrued on various tax-related contingencies, offset by a $537,000 partial refund of an FDIC assessment paid in 2005.  The first quarter of 2005 included nonrecurring merger-related expenses of $1.5 million, and the fourth quarter of 2005 reflected the accrual of $714,000 in interest on the tax-related contingencies.  Excluding the aforementioned expenses, other operating expense decreased by 5.0% on a sequential quarter basis.

The Company’s efficiency ratio for the first quarter of 2006 was 50.42%, compared with 54.23% for the year-ago quarter and 48.42% for the fourth quarter of 2005.  Excluding the impact of the retirement expenses recognized in the first quarter of 2006, the efficiency ratio was 47.11% and showed continued improvement from prior periods.  “The improvement in our efficiency ratio from the year ago period is primarily attributable to the revenue and expense synergies from our merger with CB Bancshares,” remarked Arnoldus.

The effective tax rate was 35.65% for the current quarter, compared to 27.54% in the first quarter of 2005 and 35.34% in the fourth quarter of 2005.  In the first quarter of 2005, the Company recognized $1.8 million in state tax credits from its investments in high-technology businesses in Hawaii.  The Company expects its effective tax rate to approximate 35% in the coming quarters.

Asset Quality

Net loan charge-offs in the first quarter of 2006 totaled $405,000, compared to net loan recoveries of $3,000 in the year-ago period and net loan charge-offs of $809,000 in the fourth quarter of 2005.

At March 31, 2006, nonperforming assets totaled $6.1 million, or 0.12% of total assets, compared to $9.9 million or 0.21% of total assets at March 31, 2005 and $12.6 million or 0.24% of total assets at year-end 2005.  The improvement in nonperforming asset levels during the first quarter of 2006 reflects the full payoff of $5.2 million in nonaccrual loans.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.47% at March 31, 2006, compared to 1.60% at March 31, 2005 and 1.49% at year-end 2005.

“Our allowance for loan and lease losses reflects our solid asset quality ratios and the continued strength in the economy,” commented Arnoldus.

Balance Sheet Analysis

Total assets were $5.2 billion at March 31, 2006, compared to $4.8 billion at March 31, 2005 and $5.2 billion at December 31, 2005.

Total loans and leases of $3.6 billion at March 31, 2006 increased by $384.7 million or 11.9% from March 31, 2005 and by $67.7 million or 1.9% from December 31, 2005.  Our mainland loan production offices contributed approximately $99.9 million in loan growth during the first quarter of 2006, while our Hawaii lending activity was adversely impacted by higher than expected loan prepayments and the payoff of $12.2 million in nonaccrual and delinquent loans.

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Investment securities of $911.7 million at March 31, 2006 increased by $42.4 million from March 31, 2005 and decreased by $13.5 million from year-end 2005.

Total deposits of $3.7 billion at March 31, 2006 increased by $296.9 million or 8.8% over March 31, 2005 and by $37.0 million from December 31, 2005.  The slow growth in deposits during the first quarter was attributed in part to seasonal fluctuations, particularly in commercial demand deposit accounts.

Shareholders’ equity of $686.5 million at March 31, 2006, increased from $640.8 million at March 31, 2005 and $676.2 million at December 31, 2005.

Business and Earnings Outlook

Based on current economic and business conditions, management reaffirms its forecast for 2006 diluted operating earnings per share to increase 7 to 10 percent over 2005.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-800-289-0573 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 (passcode: 3164899) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

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Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and

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other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and trading of the company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

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CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Financial Highlights - March 31, 2006

(Unaudited)

	Three Months Ended
	March 31,		%
(in thousands, except per share data)	2006	2005	Change

INCOME STATEMENT
Net income	$19,339	$17,205	12.4%
Operating earnings (1)	19,339	18,101	6.8%
Per share data:
Diluted:
Net income	0.63	0.59	6.8%
Net income - adjusted (1)	0.63	0.62	1.6%
Cash dividends	0.21	0.16	31.3%

PERFORMANCE RATIOS
Return on average assets (2)	1.49%	1.46%
Return on average assets - adjusted (1), (2)	1.49%	1.54%
Return on average shareholders’ equity (2)	11.26%	11.50%
Return on average shareholders’ equity - adjusted (1), (2)	11.26%	12.10%
Net income to average tangible shareholders’ equity (2)	22.22%	25.91%
Operating earnings to average tangible shareholders’ equity - adjusted (1), (2)	22.22%	27.26%
Efficiency ratio (3)	50.42%	54.23%
Efficiency ratio - adjusted (1) (3)	50.42%	51.49%
Net interest margin (2)	4.60%	4.59%
Dividend payout ratio	32.81%	26.67%

	March 31,		%
	2006	2005	Change
BALANCE SHEET
Total assets	$5,249,157	$4,781,023	9.8%
Loans and leases	3,620,478	3,235,788	11.9%
Loans and leases, net	3,567,421	3,184,165	12.0%
Deposits	3,679,200	3,382,259	8.8%
Shareholders’ equity	686,536	640,816	7.1%
Book value per share	22.53	21.11	6.7%
Market value per share	36.72	33.65	9.1%
Tangible equity ratio	7.24%	6.97%

	Three Months Ended
	March 31,		%
	2006	2005	Change
SELECTED AVERAGE BALANCES
Total assets	$5,185,813	$4,697,835	10.4%
Interest-earning assets	4,598,582	4,087,164	12.5%
Loans and leases, net of unearned interest	3,586,977	3,162,041	13.4%
Other real estate	—	174	-100.0%
Deposits	3,604,750	3,315,749	8.7%
Interest-bearing liabilities	3,739,685	3,381,853	10.6%
Shareholders’ equity	686,858	598,615	14.7%

	March 31,		%
	2006	2005	Change
NONPERFORMING ASSETS
Nonaccrual loans and leases	$6,106	$9,915	-38.4%
Other real estate	—	0	0.0%
Total nonperforming assets	6,106	9,915	-38.4%
Loans and leases delinquent for 90 days or more (still accruing interest)	3,000	7,011	-57.2%
Restructured loans and leases (still accruing interest)	698	710	-1.7%
Total nonperforming assets, loans and leaes delinquent for 90 days or more (still accruing interest) and restructured loans and leases (still accruing interest)	$9,804	$17,636	-44.4%

	Three Months Ended
	March 31,
	2006	2005
Loan and lease charge-offs	$1,085	$1,379	-21.3%
Recoveries	680	1,382	-50.8%
Net loan and lease charge-offs (recoveries)	$405	$(3)	-13600.0%
Net loan and lease charge-offs to average loans and leases (2)	0.05%	0.00%

	March 31,
	2006	2005
ASSET QUALITY RATIOS
Nonaccrual loans and leases to total loans and leases	0.17%	0.31%
Nonperforming assets to total assets	0.12%	0.21%
Nonperforming assets, loans and leases delinquent for 90 days or more (still accruing interest) and restructured loans and leases (still accruing interest) to total loans and leases & other real estate	0.27%	0.55%
Allowance for loan and lease losses to total loans and leases	1.47%	1.60%
Allowance for loan and lease losses to nonaccrual loans and leases	868.93%	520.66%

(1)          Excludes nonrecurring merger-related expenses (see Reconciliation of Non-GAAP Financial Measures)

(2)          Annualized

(3)          Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Three Months
Ended
(in thousands, except per share data)	March 31, 2005

Net income (a)	$17,205
Nonrecurring merger-related expenses, net of tax	896
Net income, excluding nonrecurring merger-related expenses (b)	$18,101

Basic earnings per share	$0.60
Nonrecurring merger-related expenses, net of tax	0.03
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.63

Diluted earnings per share	$0.59
Nonrecurring merger-related expenses, net of tax	0.03
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.62

Return on average assets	1.46%
Nonrecurring merger-related expenses, net of tax	0.08
Return on average assets, excluding nonrecurring merger-related expenses	1.54%

Return on average equity	11.50%
Nonrecurring merger-related expenses, net of tax	0.60

Return on average equity, excluding nonrecurring merger-related expenses	12.10%

Net income to average tangible equity:

Average shareholders’ equity	$598,615
Average intangible assets	(332,962)
Total tangible equity (c)	$265,653

Net income to average tangible equity [ (a) annualized / (c) ]	25.91%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	27.26%

Efficiency ratio:

Net interest income on a fully taxable equivalent basis	$46,861
Other operating income (excluding investment securities gains (losses)	7,742
Total operating revenue (d)	$54,603

Other operating expense before amortization of intangible assets (e)	$29,609
Nonrecurring merger-related expenses	(1,492)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$28,117

Efficiency ratio [ (e) / (d) ]	54.23%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	51.49%

Effective tax rate:

Net income before taxes (g)	$23,745
Nonrecurring merger-related expenses	1,492
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$25,237

Income taxes (i)	$6,540
Tax impact of nonrecurring merger-related expenses	596
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$7,136

Effective tax rate [ (i) / (g) ]	27.54%
Effective tax rate, excluding tax impact of merger-related expenses [ (j) / (h) ]	28.28%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,
(in thousands, except per share data)	2006	2005	2005

ASSETS
Cash and due from banks	$114,452	$154,927	$113,065
Interest-bearing deposits in other banks	6,737	9,813	6,512
Federal funds sold	—	—	—
Investment securities:
Held to maturity, at cost (fair value of $69,030 at March 31, 2006, $70,651 at December 31, 2005, and $97,602 at March 31, 2005)	70,657	71,843	98,590
Available for sale, at fair value	841,083	853,442	770,784
Total investment securities	911,740	925,285	869,374

Loans held for sale	34,362	60,538	32,273
Loans and leases	3,620,478	3,552,749	3,235,788
Less allowance for loan and lease losses	53,057	52,936	51,623
Net loans and leases	3,567,421	3,499,813	3,184,165

Premises and equipment	72,860	72,568	77,098
Accrued interest receivable	22,535	22,006	19,154
Investment in unconsolidated subsidiaries	11,522	12,417	11,367
Due from customers on acceptances	307	530	222
Other real estate	—	—	—
Goodwill	295,403	303,358	289,848
Core deposit premium	34,821	35,795	40,761
Mortgage servicing rights	11,918	11,820	3,651
Bank-owned life insurance	99,241	68,325	66,737
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	17,041	13,147	17,999
Total assets	$5,249,157	$5,239,139	$4,781,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$695,292	$730,952	$652,309
Interest-bearing demand	433,385	442,879	418,020
Savings and money market	1,103,215	1,091,057	1,116,899
Time	1,447,308	1,377,356	1,195,031
Total deposits	3,679,200	3,642,244	3,382,259

Short-term borrowings	52,125	82,734	97,610
Long-tem debt	753,564	749,258	586,419
Bank acceptances outstanding	307	530	222
Minority interest	13,528	13,157	13,258
Other liabilities	63,897	74,982	60,439
Total liabilities	4,562,621	4,562,905	4,140,207

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,473,826 shares at March 31, 2006, 30,436,862 shares at December 31, 2005, and 30,352,184 shares at March 31, 2005	427,657	428,012	427,009
Surplus	48,790	46,432	45,848
Retained earnings	231,285	218,341	180,414
Deferred stock awards	—	(612)	(317)
Accumulated other comprehensive loss	(21,196)	(15,939)	(12,138)
Total shareholders’ equity	686,536	676,234	640,816

Total liabilities and shareholders’ equity	$5,249,157	$5,239,139	$4,781,023

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2006	2005	2005

Interest income:
Interest and fees on loans and leases	$64,553	$61,503	$50,834
Interest and dividends on investment securities:
Taxable interest	8,563	9,681	7,449
Tax-exempt interest	1,318	1,349	1,005
Dividends	103	50	94
Interest on deposits in other banks	173	107	147
Interest on federal funds sold and securities purchased under agreements to resell	52	5	58
Dividends on Federal Home Loan Bank stock	—	—	197

Total interest income	74,762	72,695	59,784

Interest expense:
Interest on deposits	13,805	11,895	7,517
Interest on short-term borrowings	231	699	527
Interest on long-term debt	8,534	7,832	5,420

Total interest expense	22,570	20,426	13,464

Net interest income	52,192	52,269	46,320
Provision for loan and lease losses	525	1,000	917
Net interest income after provision for loan and lease losses	51,667	51,269	45,403

Other operating income:
Income from fiduciary activities	677	668	533
Service charges on deposit accounts	3,536	3,501	2,442
Other service charges and fees	3,051	2,943	2,776
Equity in earnings of unconsolidated subsidiaries	184	226	103
Fees on foreign exchange	182	193	218
Investment securities gains	—	127	1,509
Income from bank-owned life insurance	924	535	663
Gains on sales of loans	2,589	2,488	502
Other	1,021	792	505

Total other operating income	12,164	11,473	9,251

Other operating expense:
Salaries and employee benefits	19,062	16,917	16,209
Net occupancy	2,274	2,106	2,755
Equipment	1,173	1,152	1,197
Amortization of core deposit premium	974	1,655	1,300
Communication expense	1,168	1,074	1,084
Legal and professional services	1,866	2,054	2,636
Computer software expense	593	577	828
Advertising expense	746	427	765
Other	5,923	6,846	4,135

Total other operating expense	33,779	32,808	30,909

Income before income taxes	30,052	29,934	23,745
Income taxes	10,713	10,579	6,540

Net income	$19,339	$19,355	$17,205

Per share data:
Basic earnings per share	$0.64	$0.64	$0.60
Diluted earnings per share	0.63	0.63	0.59
Cash dividends declared	0.21	0.16	0.16

Basic weighted average shares outstanding (000’s)	30,441	30,409	28,628
Diluted weighted average shares outstanding (000’s)	30,658	30,930	29,198

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2006			December 31, 2005			March 31, 2005
	Average	Average		Average	Average		Average	Average
(in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$16,946	4.08%	$173	$11,805	3.63%	$107	$27,107	2.17%	$147
Federal funds sold & securities purchased under agreements to resell	4,726	4.40%	52	499	4.01%	5	10,347	2.24%	58
Investment securities (1) (2)	941,135	4.55%	10,694	965,003	4.89%	11,806	839,067	4.33%	9,089
Loans and leases, net of unearned income (3)	3,586,978	7.20%	64,553	3,491,932	7.05%	61,503	3,162,041	6.43%	50,834
Federal Home Loan Bank stock	48,797	—	—	48,797	—	—	48,602	1.62%	197
Total interest earning assets	4,598,582	6.56%	75,472	4,518,036	6.50%	73,421	4,087,164	5.90%	60,325
Nonearning assets	587,231			570,528			610,671
Total assets	$5,185,813			$5,088,564			$4,697,835

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$430,858	0.14%	$149	$431,461	0.14%	$152	$429,040	0.23%	$249
Savings and money market deposits	1,075,120	1.00%	2,680	1,106,871	0.91%	2,506	1,129,466	0.50%	1,409
Time deposits under $100,000	592,109	2.44%	3,613	555,749	2.24%	3,113	544,186	1.87%	2,538
Time deposits $100,000 and over	839,272	3.51%	7,363	762,326	3.21%	6,124	609,356	2.18%	3,321
Short-term borrowings	21,599	4.28%	231	69,241	4.04%	699	85,861	2.46%	527
Long-term debt	780,727	4.37%	8,534	742,523	4.22%	7,832	583,944	3.71%	5,420
Total interest-bearing liabilities	3,739,685	2.41%	22,570	3,668,171	2.23%	20,426	3,381,853	1.59%	13,464
Noninterest-bearing deposits	667,391			662,018			603,701
Other liabilities	91,879			83,240			113,666
Stockholders’ equity	686,858			675,135			598,615
Total liabilities & stockholders’ equity	$5,185,813			$5,088,564			$4,697,835

Net interest income			$52,902			$52,995			$46,861

Net interest margin		4.60%			4.69%			4.59%

(1)          At amortized cost.

(2)          Includes taxable equivalent basis adjustment based upon a statutory rate of 35%.

(3)          Includes nonaccrual loans and leases.